FOR IMMEDIATE RELEASE

Contact:

FOR MEDIA	FOR INVESTORS

Matt Zachowski	Brian Prenoveau, CFA
Intermarket Communications	Integrated Corporate Relations
(212) 888-6115	(203) 682-8200
matt@intermarket.com

NYFIX Schedules Annual Meeting of Stockholders

NEW YORK, October 4, 2007: NYFIX, Inc. (Pink Sheets: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today announced that it will hold its 2007 Annual Meeting of Stockholders on Tuesday, December 11, 2007 at 9:00 a.m. at the Company’s offices at 100 Wall Street - 26th Floor, New York, NY 10005.

About NYFIX, Inc.
A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX MarketplaceTM is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium provides the Marketplace community with new methods of accessing liquidity. NYFIX also provides value-added informational and analytic services and powerful tools for measuring execution quality. A trusted business partner to buy-side and sell-side alike, NYFIX enables ultra-low touch, low impact market access and end-to-end transaction processing. NYFIX ranked 1st among 179 market participants for NYSE execution quality based on price in a recent study conducted by Celent LLC, a leading research and advisory firm for the securities industry.

Please visit http://www.nyfix.com for more information about NYFIX.

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